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AMERICAN CHURCH MORTGAGE COMPANY                  BEACON BANK
10237 YELLOW CIRCLE DRIVE                         19765 HIGHWAY SEVEN                                  Loan Number
MINNETONKA, MN  55435                             SHOREWOOD, MN  55331                                 1039073
                                                                                                       Date
                                                                                                       03-18-2002
                                                                                                       Maturity Date
            BORROWERS NAME AND ADDRESS                           LENDERS NAME AND ADDRESS              08-01-2003
   I  includes each borrower above, jointly and     You  means the lender, its successors and assigns. Loan Amount  $  2,000,000.00
                    severally                                                                          Renewal Of

                                                                                                       TAX ID #       41-1793975
------------------------------------------------- ---------------------------------------------------- ----------------------------

For value  received,  I promise to pay to you, or your order,  at your address  listed above the  PRINCIPAL  sum of TWO MILLION AND
NO/100
                                                                                                            Dollars $ 2,000,000.00
|_| Single  Advance:  I will receive all of this  principal  sum on________________________________________________ .  No additional advances are contemplated under this note.
|X|  Multiple  Advance: The  principal  sum shown  above is the  maximum  amount of  principal  I can borrow  under  this  note.  On
03-18-2002
                            I will  receive  the amount of $  _______________________________________________  and future  principal advances are contemplated.
        Conditions:  The conditions for future advances are                                                        ________________

        |X| Open End Credit:  You and I agree that I may borrow up to the maximum  principal sum more than one time. This feature is subject to all other
               conditions and expires on 08-01-2003______________________________________________________________.
        |_| Closed End Credit:  You and I agree that I may borrow (subject to all other conditions) up to the maximum  principal sum only one time.
INTEREST:  I agree to pay interest on the outstanding  principal balance from  03-18-2002______________________________________   at
the rate of 5.250 %
            per year until 03-19-2002.
|X|  Variable Rate:  This rate may then change as stated below.
        |X| Index Rate:  The future rate will be 0.500 PERCENT  ABOVE  the following index rate:  THE HIGHEST RATE ON
CORPORATE LOANS POSTED BY AT
        LEAST 75% OF THE USAS THIRTY  LARGEST  BANKS KNOWN AS THE WALL STREET  JOURNAL PRIME RATE. THE RESULT OF THIS  CALCULATION
WILL BE ROUNDED
        TO THE NEAREST 0.125
        |_|  No Index: The future rate will not be subject to any internal or external index.  It will be entirely in your control.
        |X|  Frequency and Timing: The rate on this note may change as often as EVERY DAY BEGINNING 03-19-2002                   .
               A change in the interest rate will take effect ON THE SAME DAY                                                    .
        |_|   Limitations:   During  the  term  of  this  loan,  the  applicable   annual   interest  rate  will  not  be more  than
 % or less than___%.       The       rate       may      not       change       more      than
_____________________________________________________________% each                                                                .
        Effect of Variable Rate:  A change in the interest rate will have the following effect on the payments:
        |X|  The amount of each scheduled payment will change.         |X|  The amount of the final payment will change.
        |_|                                                                                                                        .
ACCRUAL METHOD:  Interest will be calculated on a ACTUAL/360 basis.
POST  MATURITY  RATE: I agree to pay interest on the unpaid  balance of this note owing after  maturity, and until paid in full,  as stated below:
        |X|  on the same fixed or variable rate basis in effect before maturity (as indicated above).
        |_|  at a rate equal to                                                                                                    .
|X| LATE  CHARGE:  If a payment is made more than 10 days after it is due, I agree to pay a late charge of  5.000%
OF THAT LATE AMOUNT                                                    .

|X|  ADDITIONAL  CHARGES:  In  addition  to  interest,  I agree  to pay the  following charges  which  |_| are |X| are not  included
in the principal amount
        above:  $3,000.00 LOAN FEE                                                                                                 .
|_|  AUTHORITY:  The interest rate and other charges for this loan are authorized by                                               .
PAYMENTS:  I agree to pay this note as follows:
ON  DEMAND,  BUT IF NO DEMAND IS MADE THEN  MONTHLY PAYMENTS OF ACCRUED  INTEREST  CALCULATED  ON THE AMOUNT OF CREDIT  OUTSTANDING
BEGINNING ON 04-01-2002 AND PRINCIPAL DUE ON 08-01-2003.




PURPOSE:  The purpose of this loan is WORKING CAPITAL LINE OF CREDIT.
ADDITIONAL TERMS:
                                                                                                                       (page 1 of 3)
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                                                          SECURITY
SECURITY  INTEREST:  I give you a security  interest in all of the Property  described below that I own or have sufficient rights in which to transfer an interest,  now or in the future,  wherever the Property is or will be located, and all proceeds and products of the  Property.  Property  includes all parts,  accessories,  repairs,  replacements,  improvements,  and  accessions  to the
   Property;  any original  evidence of title or  ownership;  and all  obligations  that support the payment or  performance  of the
   Property.  Proceeds includes anything acquired upon the sale, lease,  license,  exchange, or other disposition of the Property;
   any rights and claims arising from the Property; and any collections and distributions on account of the Property.
   |_|   Accounts and Other  Rights to Payment:  All rights to payment,  whether or not earned by  performance,  including,  but not limited to payment for  property  or services  sold  leased  rented,  licensed,  or  assigned.  This  includes  any rights and interests (including all liens) which I have by law or agreement against any account debtor or obligor.
   |_|   Inventory:  All  inventory  held for  ultimate  sale or lease,  or which has been or will be supplied  under  contracts  of service or which are raw materials, work in process, or materials used or consumed in my business.
   |_|   Equipment:  All  equipment  including,  but  not  limited  to,  machinery,  vehicles,  furniture,  fixtures,  manufacturing equipment, farm machinery and equipment, shop equipment,  office and record keeping equipment,  parts, and tools, The Property includes  any  equipment  described  in a list or schedule I give to you,  but such a list is not  necessary to create a valid security interest in all of my equipment.
   |_|   Instruments  and Chattel Paper:  All  instruments,  including  negotiable  instruments  and promissory  notes and any other writings or records that evidence the right to payment of a monetary obligation, and tangible and electronic chattel paper.
   |_|   General  Intangibles:  All general  intangibles  including,  but not limited to, tax refunds,  patents and applications for patents,  copyrights,  trademarks,  trade secrets,  goodwill,  trade names,  customer lists,  permits and franchises,  payment intangibles,  computer programs and all supporting  information provided in connection with a transaction relating to computer programs, and the right to use my name.
   |_|   Documents:  All  documents  of title  including,  but not limited to, bills of lading,  dock  warrants  and  receipts,  and warehouse receipts.
   |_|   Farm Products and Supplies:  All farm  products  including,  but not limited to, all poultry and livestock and their young, along with their produce,  products, and replacements;  all crops, annual or perennial, and all products of the crops; and all feed, seed, fertilizer, medicines, and other supplies used or produced in my farming operations.
   |_|   Government Payments and Programs:  All payments,  accounts,  general Intangibles,  and benefits including,  but not limited to,  payments  in kind,  deficiency  payments,  letters  of  entitlement,  warehouse  receipts,  storage  payments,  emergency
      assistance  and  diversion  payments,   production  flexibility  contracts,   and  conservation  reserve  payments  under  any
      preexisting, current, or future federal or state government program.
   |_|   Investment  Property:  All investment  property  including,  but not limited to,  certificated  securities,  uncertificated securities, securities entitlements, securities accounts, commodity contracts, commodity accounts, and financial assets,
   |_|   Deposit  Accounts:  All deposit  accounts  including,  but not limited to, demand,  time,  savings,  passbook,  and similar accounts.
   |X|   Specific Property Description: The Property includes, but is not limited by. the following:
   CHURCH BONDS (SAFEKEPT @ BEACON BANK)



If this agreement covers timber to be cut, enter real estate description and record owner information:




The Property will be used for a    |_|  personal    |X|  business    |_|  agricultural    |_|  ___ purpose.
Borrower/Owner State of organization/registration (if applicable)

                                             ADDITIONAL TERMS OF THE SECURITY AGREEMENT



GENERALLY - This  agreement  secures this note and any other debt I have with you, now or later.  However,  it will not secure other debts if you fail with respect to such other debts,  to make any required  disclosure  about this security  agreement or if you fail to give any required notice of the right of rescission.  If property  described in this agreement is located in another state,  this agreement may also, in some circumstances, be governed by the law of the state in which the Property is located.
NAME AND  LOCATION - My name  indicated  on page 1 is my exact  legal  name,  If I am an  individual,  my  address  is my  principal residence.  If I am not an individual,  my address is the location of my chief executive offices or sole place of business,  If I am an entity  organized and registered  under state law, my address is located in the state in which I am registered,  unless otherwise indicated on page 2. I will provide  verification of registration  and location upon your request.  I will provide you with at least
30 days notice prior to any change in my name, address, or state of organization or registration.
OWNERSHIP  AND DUTIES  TOWARD  PROPERTY - I represent  that I own all of the  Property,  or to the extent  this is a purchase  money security  interest I will  acquire  ownership  of the  Property  with the  proceeds of the loan.  I will defend it against any other claim.  Your claim to the Property is ahead of the claims of any other creditor.  I agree to do whatever you require to protect your security  interest and to keep your claim in the  Property  ahead of the claims of other  creditors.  I will not do anything to harm your  position.  I will not use the  Property for a purpose  that will  violate any laws or subject the  Property to  forfeiture  or seizure.
   I will keep books,  records and accounts  about the Property and my business in general.  I will let you examine these records at any reasonable time. I will prepare any report or accounting you request, which deals with the Property.
   I will keep the Property in my possession  and will keep it in good repair and use it only for the  purpose(s)  described on page
1 of this  agreement.  I will not change this  specified  use without your express  written  permission.  I represent  that I am the original owner of the Property and, if I am not, that I have provided you with a list of prior owners of the Property.
   I will keep the Property at my address  listed on page 1 of this  agreement,  unless we agree I may keep it at another  location.
If the Property is to be used in another state, I will give you a list of those states.  I will not try to sell the Property  unless it is inventory or I receive  your written  permission  to do so. If I sell the Property I will have the payment made payable to the order of you and me.
   You may demand  immediate  payment of the debt(s) if the debtor is not a natural  person and without your prior written  consent;
(1) a  beneficial  interest  in the  debtor is sold or  transferred,  or (2) there is a change in either the  identity  or number of members of a partnership, or (3) there is a change in ownership of more than 25 percent of the voting stock of a corporation.
   I will pay all taxes and  charges  on the  Property  as they  become  due.  You have the right of  reasonable  access in order to inspect the Property. I will immediately inform you of any loss or damage to the Property.
   If I fail to perform any of my duties under this security  agreement,  or any  mortgage,  deed of trust,  lien or other  security interest,  you may  without  notice to me perform the duties or cause them to be  performed.  Your right to perform for me shall not create an obligation to perform and
your failure to perform will not preclude you from exercising any of your other rights under the law or this security agreement.
PURCHASE MONEY  SECURITY  INTEREST - For the sole purpose of determining  the extent of a purchase money security  interest  arising under this security  agreement:  (a) payments on any  nonpurchase  money loan also secured by this  agreement  will not be deemed to apply to the  Purchase  Money Loan,  and (b) payments on the  Purchase  Money Loan will be deemed to apply first to the  nonpurchase money  portion of the loan,  if any, and then to the purchase  money  obligations  in the order which the items of  collateral  were acquired or if acquired at the same time, in the order  selected by you. No security  interest will be terminated by  application of this formula.  Purchase  Money Loan means any loan the proceeds of which,  in whole or in part, are used to acquire any collateral securing the loan and all extensions, renewals, consolidations and refinancing of such loan.
PAYMENTS BY LENDER - You are  authorized  to pay, on my behalf,  charges I am or may become  obligated to pay to preserve or protect the secured  property  (such as property  insurance  premiums).  You may treat those payments as advances and add them to the unpaid principal under the note secured by this agreement or you may demand immediate payment of the amount advanced.
INSURANCE  - I agree to buy  insurance  on the  Property  against  the risks and for the  amounts  you  require  and to furnish  you continuing  proof of coverage.  I will have the insurance  company name you as loss payee on any such policy.  You may require added security if you agree that  insurance  proceeds  may be used to repair or replace the  Property.  I will buy  insurance  from a firm licensed to do business in the state where you are located.  The firm will be reasonably  acceptable to you. The insurance will last until the Property is released from this  agreement.  If I fail to buy or maintain the insurance (or fail to name you as loss payee)
you may purchase it yourself.
WARRANTIES AND  REPRESENTATIONS - If this agreement  includes  accounts,  I will not settle any account for less than its full value without your written  permission.  I will collect all accounts  until you tell me  otherwise.  I will keep the proceeds from all the accounts and any goods which are  returned to me or which I take back in trust for you. I will not mix them with any other  property of mine.  I will  deliver  them to you at your  request.  If you ask me to pay you the full  price  on any  returned  items or items retaken by myself.  I will do so. You may exercise my rights with respect to  obligations of any account  debtors,  or other persons obligated on the Property, to pay or perform, and you may enforce any security interest that secures such obligations.

Any person who signs within this box does so to give you a security interest in the Property described on this page.This person does not promise to pay the note. I  as used in this security agreement will include the borrower and any person who signs within this box.

                                    Date


Signed

                                                                                                                       page (2 of 3)

   If this agreement  covers  inventory.  I will not dispose of it except in my ordinary course of business at the fair market value for the Property, or at a minimum price established between you and me.
   If this agreement covers farm products I will provide you, at your request,  a written list of the buyers,  commission  merchants or selling  agents to or through  whom I may sell my farm  products.  In addition to those  parties  named on this  written  list, I authorize you to notify at your sole  discretion any additional  parties  regarding  your security  interest in my farm products.  I remain  subject to all  applicable  penalties  for  selling my farm  products in  violation  of my  agreement  with you and the Food
Security Act. In this paragraph the terms farm  products,  buyers,  commission  merchants and selling agents have the meanings given to them in the Federal Food Security Act of 1985.
   If this agreement  covers chattel paper or instruments,  either as original  collateral or proceeds of the Property,  I will note your interest on the face of the chattel paper or instruments.
REMEDIES   I will be in default on this  security  agreement if I am in default on any note this  agreement  secures or if I fail to keep any promise  contained in the terms of this agreement.  If I default,  you have all of the rights and remedies  provided in the note and under the Uniform  Commercial  Code. You may require me to make the secured  property  available to you at a place which is reasonably  convenient.  You may take  possession  of the secured  property  and sell it as provided by law.  The  proceeds  will be applied  first to your  expenses and then to the debt. I agree that 10 days  written  notice sent to my last known  address by first class mail will be reasonable notice under the Uniform Commercial Code.  My current address is on page 1.

facilitate,  and  otherwise  assist you in  connection  with  obtaining  possession  of or control over the Property for purposes of perfecting your security interest under the Uniform Commercial Code.
                                                    ADDITIONAL TERMS OF THE NOTE
DEFINITIONS    As used on pages 1 and 2, |X| means the terms that apply to this loan.   I,   me  or  my  means each  Borrower  who
signs this note and each other person or legal entity (including  guarantors,  endorsers,  and sureties) who agrees to pay this note
(together referred to as  us ).   You  or  your  means the Lender and its successors and assigns.
APPLICABLE  LAW - The law of the state of Minnesota  will govern this  agreement.  Any term of this  agreement  which is contrary to applicable  law will not be  effective,  unless the law permits you and me to agree to such a  variation.  If any  provision of this agreement  cannot be  enforced  according  to its terms,  this fact will not  affect the  enforceability  of the  remainder  of this agreement.  No  modification  of this  agreement may be made without your express  written  consent.  Time is of the essence in this agreement.
PAYMENTS - Each  payment I make on this note will first  reduce the amount I owe you for  charges  which are  neither  interest  nor principal.  The remainder of each payment will then reduce accrued unpaid interest,  and then unpaid  principal.  If you and I agree to a different  application of payments,  we will describe our agreement on this note. I may prepay a part of, or the entire balance of this loan without penalty,  unless we specify to the contrary on this note. Any partial  prepayment will not excuse or reduce any later  scheduled  payment until this note is paid in full  (unless,  when I make the  prepayment,  you and I agree in writing to the contrary).
INTEREST - Interest  accrues on the principal  remaining unpaid from time to time, until paid in full. If I receive the principal in more than one advance,  each advance will start to earn  interest  only when I receive the advance.  The interest  rate in effect on this note at any given time will apply to the entire  principal  sum  outstanding  at that  time.  Notwithstanding  anything  to the contrary,  I do not agree to pay and you do not  intend to charge  any rate of  interest  that is higher  than the  maximum  rate of interest you could charge under  applicable  law for the extension of credit that is agreed to in this note (either  before or after maturity).  If any notice of interest  accrual is sent and is in error, we mutually agree to correct it, and if you actually collect more interest than allowed by law and this agreement, you agree to refund it to me.
INDEX RATE - The index will serve only as a device for setting the  interest  rate on this note.  You do not  guarantee by selecting this  index,  or the  margin,  that the  interest  rate on this note will be the same rate you charge on any other loans or class of loans you make to me or other borrowers.
POST MATURITY RATE - For purposes of deciding when the  Post Maturity  Rate  (shown on page 1) applies,  the term   maturity  means
the date of the last scheduled  payment indicated on page 1 of this note or the date you accelerate  payment on the note,  whichever is earlier.
SINGLE  ADVANCE  LOANS - If this is a single  advance  loan,  you and I expect  that you will make only one  advance  of  principal.
However,  you may add other  amounts to the principal if you make any payments  described in the   PAYMENTS BY LENDER   paragraph on
page 2.
MULTIPLE  ADVANCE  LOANS - If this is a  multiple  advance  loan,  you and I expect  that you will  make more  than one  advance  of principal. If this is closed end credit, repaying a part of the principal will not entitle me to additional credit.
SET-OFF - I agree that you may set off any amount due and payable  under this note  against  any right I have to receive  money from you.
   Right to receive money from you means:
   (1)   any deposit account balance I have with you;
   (2)   any money owed to me on an item presented to you or in your possession for collection or exchange; and
   (3)   any repurchase agreement or other nondeposit obligation.

    Any amount due and payable  under this note  means the total amount of which you are entitled to demand  payment under the terms of this note at the time you set off.  This total  includes  any balance the due date for which you properly  accelerate  under this note.
   If my right to receive  money from you is also owned by someone who has not agreed to pay this note,  your right of set-off  will apply to my interest in the obligation and to any other amounts I could  withdraw on my sole request or  endorsement.  Your right of set-off does not apply to an account or other  obligation  where my rights are only as a  representative.  It also does not apply to any Individual Retirement Account or other tax-deferred retirement account.
   You will not be liable for the  dishonor of any check when the  dishonor  occurs  because you set off this debt against any of my accounts.  I agree to hold you harmless from any such claims arising as a result of your exercise of your rights to set-off.
DEFAULT   I will be in  default  if any one or more of the  following  occur:  (1) I fail to make a payment on time or in the amount due; (2) I fail to keep the Property insured,  if required;  (3) I fail to pay, or keep any promise, on any debt or agreement I have with you; (4) any other  creditor of mine attempts to collect any debt I owe him through court  proceedings;  (5) I die, am declared incompetent,  make an assignment for the benefit of creditors,  or become insolvent (either because my liabilities  exceed my assets or I am unable to pay my debts as they become due); (6) I make any written  statement or provide any financial  information  that is untrue or  inaccurate  at the time it was  provided;  (7) I do or fail to do  something  which  causes you to believe  you will have difficulty  collecting  the  amount I owe you;  (8) any  collateral  securing  this note is used in a manner or for a purpose  which threatens  confiscation by a legal  authority;  (9) I change my name or assume an additional name without first notifying you before making such a change;  (10) I fail to plant,  cultivate  and  harvest  crops in due season;  (11) any loan  proceeds  are used for a purpose  that will  contribute  to  excessive  erosion  of highly  erodible  land or to the  conversion  of  wetlands  to produce an agricultural commodity, as further explained in 7 C.F.R. Part 1940, Subpart G, Exhibit M.
REMEDIES - If I am in default on this note you have, but are not limited to, the following remedies:
   (1)   You may demand  immediate  payment of all I owe you under this note  (principal,  accrued unpaid interest and other accrued unpaid charges).
   (2)   You may set off this  debt  against  any  right I have to the  payment  of money  from  you,  subject  to the  terms of the
      SET-OFF paragraph herein.
   (3)   You may demand security,  additional  security,  or additional  parties to be obligated to pay this note as a condition for not using any other remedy.
   (4)   You may refuse to make advances to me or allow purchases on credit by me.
   (5)   You may use any remedy you have under state or federal law.
   (6)   You may make use of any remedy given to you in any agreement securing this note.
   By  selecting  any one or more of these  remedies  you do not give up your right to use later any other  remedy.  By waiving your right to declare an event to be a default,  you do not waive your right to  consider  later the event a default if it  continues  or happens again.
COLLECTION  COSTS AND ATTORNEYS   FEES   I agree to pay all costs of collection,  replevin or any other or similar type of cost if I am in default.  In addition,  if you hire an attorney to collect this note. I also agree to pay any fee you incur with such attorney plus court costs (except where  prohibited by law). To the extent  permitted by the United States  Bankruptcy  Code, I also agree to pay the reasonable  attorneys  fees and costs you incur to collect this debt as awarded by any court exercising  jurisdiction  under the Bankruptcy Code.
WAIVER I give up my rights to require you to do certain things. I will not require you to:
      (1)         demand payment of amounts due )presentment);
      (2)         obtain official certification of nonpayment (protest); or
      (3)         give notice that amounts due have not been paid (notice of dishonor).
   I waive any defenses I have based on suretyship or impairment of collateral.
OBLIGATIONS  INDEPENDENT  - I understand  that I must pay this note even if someone else has also agreed to pay it (by, for example, signing this form or a separate  guarantee or  endorsement).  You may sue me alone, or anyone else who is obligated on this note, or any number of us together,  to collect this note. You may without notice release any party to this agreement  without  releasing any other party. If you give up any of your rights,  with or without notice,  it will not affect my duty to pay this note. Any extension of new credit to any of us, or  renewal  of this note by all or lees than all of us will not  release me from my duty to pay it. (Of course,  you are  entitled  to only  one  payment  in  full.) I agree  that  you may at your  option  extend  this  note or the debt represented  by this note,  or any portion of the note or debt,  from time to time without  limit or notice and for any term without affecting my liability  for payment of the note. I will not assign my  obligation  under this  agreement  without your prior written approval.
FINANCIAL  INFORMATION - I agree to provide you, upon request,  any financial  statement or information  you may deem  necessary.  I warrant that the financial statements and information I provide to you are or will be accurate, correct and complete.




SIGNATURES:  I AGREE TO THE TERMS OF THIS NOTE (INCLUDING THOSE ON PAGES 1 AND 2).  I have received a copy on todays date.

AMERICAN CHURCH MORTGAGE COMPANY

  /s/ Philip J. Myers
---------------------------
PHILIP J. MYERS, PRESIDENT



SIGNATURE FOR LENDER:

  /s/ Terry Keller
----------------------------
TERRY KELLER, VICE PRESIDENT
                                                                                                                       (page 3 of 3)
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